UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2017, EXCO Resources, Inc. (the “Company”) adopted the EXCO Resources, Inc. 2017 Management Incentive Plan (the “MIP”) for the Company’s management and vice-president level employees, including the Company’s named executive officers. The MIP provides for the payment of performance-based Awards (as defined in the MIP) to eligible employees, of which seventy-five percent (75%) of the Award is payable in cash and twenty-five percent (25%) of the Award is payable in shares of fully-vested restricted stock pursuant to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Incentive Plan”). Capitalized terms used herein that are not otherwise defined shall have their respective meanings set forth in the MIP.

Purpose

The purpose of the MIP is to attract and retain the Company’s management team and to encourage them to remain with, and devote their best efforts to, the Company and its subsidiaries, and to reward them for outstanding performance, thereby advancing the interests of the Company and aligning management’s interests with those of the Company’s shareholders. The MIP provides a means of rewarding Participants (as defined below) based on the overall performance of the Company and the achievement of Performance Goals.

Term

The Board of Directors of the Company (the “Board”) may terminate the MIP at any time, or from time to time amend, modify or suspend the MIP.

Administration

The MIP will be administered by the Compensation Committee of the Board (the “Compensation Committee”); provided that, the Chief Executive Officer of the Company (the “CEO”) may take such actions as are expressly delegated to the CEO under the MIP. The Compensation Committee is authorized to determine the employees that are eligible to receive awards, establish the performance goals and achievement levels, certify the achievement of the performance goals, establish payout schedules, interpret the MIP, and adopt such rules and regulations, consistent with the provisions of the MIP, as it may deem advisable to carry out under the MIP. The Compensation Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the MIP.

Eligibility

Employees who are at the management or vice-president level are eligible to participate in the MIP. For each calendar year, or such shorter period in the event of a change of control (a “Performance Period”), the Compensation Committee will select the employees who are eligible to receive an Award under the MIP (each, a “Participant”). The Compensation Committee will designate each Participant to a tier level, consisting of either “Tier 1” or “Tier 2” Participants.

Performance Goals and Awards

For each Performance Period, the Compensation Committee will establish (i) the Performance Goals for the Performance Period and (ii) the Threshold Achievement, Target Achievement and Maximum Achievement levels for each Performance Measure underlying the Performance Goals. The Performance Measures under the MIP include (each such Performance Measure, as defined in the MIP): Production, General and Administrative Costs, Finding and Development Costs, EBITDA and Lease Operating Expenses; provided that each Performance Measure shall be adjusted on a pro forma basis to take into account any acquisitions or dispositions consummated during the Performance Period.

One hundred percent of an Award granted to a Participant shall be based on (i) the Company’s Overall Performance Level, (ii) a discretionary portion that is determined (x) with respect to the Tier 1 Awards, by the Compensation Committee and (y) with respect to the Tier 2 Awards, by the CEO, and (iii) a Safety Modifier (as defined below) adjustment. For each Performance Period, the Compensation Committee will establish a payout schedule setting forth the Award amount potentially payable upon the achievement of the Threshold Achievement, Target Achievement and Maximum Achievement levels.

Ninety percent (90%) of an Award will be based on the Company’s Overall Performance Level, which is the sum of the weighted actual achievement of the Performance Goals for each Performance Measure in a particular Performance Period. Achievement of the Performance Goals will be calculated on the basis of straight-line interpolation between the Threshold Achievement, Target Achievement and Maximum Achievement levels for each Performance Measure underlying the Performance Goal. The remaining ten percent (10%) of an Award shall be discretionary and will be determined, (i) with respect to the Tier 1 Awards, in the sole discretion of the Compensation Committee and (ii) with respect to the Tier 2 Awards, in the sole discretion of the CEO, in accordance with the terms of the MIP. In addition, the Award Amounts that are based upon the Overall Performance Level are subject to an automatic five percent (5%) positive or negative adjustment based on the Safety Modifier, which is a comparison of the Company’s Total Recordable Incident Rate and the total incident rate of nonfatal occupational injuries and illnesses for the oil and natural gas industry in the year immediately preceding the Performance Period (the “Target Recordable Incident Rate”) (which, for the 2017 Performance Period, is Target Recordable Incident Rate of 0.7) (the “Safety Modifier”). In the event that the Company’s Total Recordable Incident Rate for the Performance Period is at or below the Target Recordable Incident Rate, the portion of the Award that is based upon the Overall Performance Level shall be automatically positively adjusted by five percent (5%), while if the Company’s Total Recordable Incident Rate for the Performance Period is above the Target Recordable Incident Rate, the portion of the Award that is based upon the Overall Performance Level shall be automatically negatively adjusted by five percent (5%).

For the Performance Period of January 1 through December 31, 2017, each Participant will be entitled to an Award based on the following Performance Measures and Performance Goals:

		Performance Goals
Performance Measure	Weight	Threshold	Target	Maximum
Production (Mcfe)	20%	81,500	86,500	91,500
General and Administrative Costs (gross) (dollars in millions)	20%	$55.0	$50.0	$45.0
Finding and Development Costs (dollars per Mcfe)	20%	$1.25	$1.10	$0.95
EBITDA (dollars in millions)	10%	$60.0	$70.0	$80.0
Lease Operating Expenses (dollars per Mcfe)	20%	$0.33	$0.30	$0.27
Discretion of the Committee	10%
Safety Modifier – TRIR	+/-5%		0.70

Once the Overall Performance Level is determined, the Award for each of the Company’s named executive officers, each of whom is a Tier 1 Participant, will be determined using the following payout schedule:

Named Executive Officer	Performance Level Payout Schedule
	Percentage of Base Salary for Below Threshold Achievement Level	Percentage of Base Salary for Threshold Achievement Level	Percentage of Base Salary for Target Achievement Level	Percentage Base Salary for Maximum Achievement Level
Harold L. Hickey	0%	35%	70%	140%
Harold H. Jameson	0%	35%	70%	140%
Tyler S. Farquharson	0%	35%	70%	140%

In 2017, for example, if the Company’s Overall Performance Level meets the Target Achievement level, then each of Messrs. Hickey, Jameson and Farquharson would be entitled to an Award equal to seventy percent (70%) of his base salary. For each of Messrs. Hickey, Jameson and Farquharson, ninety percent (90%) of the Award for the Target Achievement level would be a non-discretionary payment, subject to adjustment based on the Safety Modifier, and ten percent (10%) of the Award for the Target Achievement level would be an amount that is determined by the Compensation Committee in its sole discretion.

Once the Overall Performance Level is determined, the Award for each Tier 2 Participant will be determined using the following payout schedule:

Overall Performance Level	Payout Schedule
< Threshold	No payout
Threshold	18% of Base Salary
Target	35% of Base Salary
Maximum	70% of Base Salary
> Maximum	70% of Base Salary

Once the Award for each Participant has been determined, payment of Awards under the MIP will be made as soon as administratively possible after the end of each Performance Period, but in no event later than March 31 of the year immediately following the end of the Performance Period. Seventy-five percent (75%) of each Award will be paid in cash and twenty-five percent (25%) of each Award will be paid in shares of fully-vested restricted stock pursuant to the Incentive Plan (with the number of shares determined based on the closing price of the Company’s common stock on March 15th, or if March 15th is not a trading day, the last trading day immediately prior to March 15th).

The MIP also includes provisions regarding the payment of Awards in the event of a change of control of the Company or a Participant’s termination of employment.

The foregoing description of the MIP does not purport to be complete and is qualified in its entirety by reference to the MIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	EXCO Resources, Inc. 2017 Management Incentive Plan, dated April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: April 7, 2017	By:	/s/ Heather Lamparter
	Name:	Heather Lamparter
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	EXCO Resources, Inc. 2017 Management Incentive Plan, dated April 3, 2017.